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                                 [LETTERHEAD]


Apartment Investment and Management Company
1873 Bellaire Street, 17th Floor
Denver, Colorado 80222-4348

Re: 62nd Street Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated February 9, 1997 with respect to the audits of 62nd Street Limited Partnership for the years ended December 31, 1995 and 1996, included in AIMCO's Current Report on Form 8-K, dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.






/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
December 5, 1997

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                                  [LETTERHEAD]


Apartment Investment and Management Company
1873 Bellaire Street, 17th Floor
Denver, Colorado 80222-4348

Re: Central Woodlawn Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated March 6, 1997 with respect to the audits of Central Woodlawn Limited Partnership for the years ended December 31, 1995 and 1996, included in AIMCO's Current Report on Form 8-K, dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.




/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois

December 5, 1997